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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:  May 3, 2000



                                 SPIGADORO, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


          001-15617                                    13-3920210
   ------------------------                 ---------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)


           70 East 55th Street, 24th Floor, New York, New York 10022
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           (Address of principal executive offices)       (Zip Code)


          Registrant's telephone no. including area code: 212-754-4271




            ---------------------------------------------------------
            (Former Address, if changed since Last Report) (Zip Code)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On May 3, 2000, under a Shares Purchase Agreement with Starfood Italia S.r.l. and Dino Gazzola, we acquired, through our wholly-owned subsidiary, Petrini, S.p.A., all of the issued and outstanding shares of capital stock of Pastificio Gazzola S.p.A. Pastificio Gazzola is an Italian company that produces and sells private label pasta in Europe and, in particular, Italy, France and Germany. Pastificio Gazzola owns approximately 99.8% of the capital stock of Gazzola France, a French company that sells private label pasta in France. Under the terms of the transaction, we paid approximately US$11.5 million in cash and issued 583,334 shares of our common stock to Starfood Italia. In addition, we have agreed to make additional contingent payments on May 3, 2002 of (i) up to 5 billion ITL (approximately US$2.5 million) in the event Pastificio Gazzola achieves certain performance targets in 2000 and 2001 and (ii) 5 billion ITL (approximately US$2.5 million) if Mr. Gazzola does not voluntarily resign as the Managing Director of Pastificio Gazzola prior to May 3, 2002. We have also guaranteed the obligations of Petrini with respect to the additional contingent payments and have agreed to issue additional shares of our common stock to satisfy such obligations if required.

         Starfood Italia is controlled by Mr. Gazzola. Pastificio Gazzola will operate as a wholly-owned subsidiary of Petrini (and an indirect wholly-owned subsidiary of Spigadoro) and Mr. Gazzola has agreed to remain as the Managing Director of Pastificio Gazzola until May 3, 2002.

         The consideration paid in connection with the transaction was determined through arms-length negotiations between the representatives of each of Petrini, Starfood Italia and Dino Gazzola. The transaction was financed from cash reserves at Petrini and borrowings under Petrini's credit facility.

         The Shares Purchase Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

         Statements in this report that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Such statements, including those regarding among other things, our strategy, future prospects and results of operations, are dependent on any number of factors, including market conditions, competition and the availability of financing, many of which are outside of our control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in our Securities and Exchange Commission filings under "Risk Factors." These factors include the following: we have changed our principal business and we may not be successful operating a new business, if we do not successfully sell our existing computer business, the combined company may be adversely affected; Vertical Financial Holdings and affiliated entities control Spigadoro; our substantial debt may adversely affect our ability to obtain additional funds and increase our vulnerability to economic or business downturns; our operating results will be adversely affected by charges from acquisitions; our strategy of acquiring other companies for growth may not succeed and

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may adversely affect our financial condition, results of operations and cash flows; intense competition in the pasta and animal feed industries may adversely affect operating results; our business may be adversely affected by risks associated with foreign operations; and other risks. In addition, our acquisition negotiations are in various stages and, except as previously announced, we have no agreement or arrangements relating to any acquisitions. We are unable to predict whether or when any of these negotiations will result in any definitive agreements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of the Business Acquired.

               Financials for Pastificio Gazzola S.p.A. to be filed by amendment within the time period specified by Item 7 of Form 8-K.

     (b)  Pro Forma Financial Information.

               Pro Forma Financial Information to be filed by amendment within the time period specified by Item 7 of Form 8-K.

     (c)  Exhibits

               2.2 Shares Purchase Agreement dated as of April 14, 2000 by and between Petrini S.p.A. and the other parties named therein.

               99.1  Press Release dated May 4, 2000.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SPIGADORO, INC.



                                           By: /s/ Klaus Grissemann
                                               -----------------------
                                               Klaus Grissemann
                                               Chief Financial Officer

Date:  May 9, 2000




















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